SHAREHOLDERMEETING RESULTS
A Special Meeting of the Shareholders of the Funds (the Shareholder Meeting) was held on February 11, 2010. The purpose of the Shareholder Meeting was to ask shareholders:
1. To approve the election of Directors;
2. To approve a new Advisory and Service Contract between the Company and Wasatch Advisors, Inc.
(the Advisor);
3. To approve a new Sub-Advisory Agreement between the Advisor and Hoisington Investment
Management Company (HIMCO) with respect
to the Wasatch Hoisington U.S. Treasury Fund
(the U.S. Treasury Fund);
4. To approve a new Sub-Advisory Agreement between the Advisor and 1st Source Corporation
Investment Advisors, Inc. (1st Source) with respect to the Wasatch-1st Source Income Fund
(the Income Fund);
5. To approve a proposed Agreement and Plan of Reorganization (the Reorganization
Agreement), pursuant to which each series of the Company-Wasatch Core Growth Fund (the
Core Growth Fund), Wasatch Emerging Markets
Small Cap Fund (the Emerging Markets
Small Cap Fund), Wasatch Global Opportunities
Fund (the Global Opportunities Fund),
Wasatch Global Science & Technology Fund (the
Global Science & Technology Fund), Wasatch
Heritage Growth Fund (the Heritage Growth
Fund), Wasatch Heritage Value Fund (the
Heritage Value Fund), Wasatch International
Growth Fund (the International Growth Fund),
Wasatch International Opportunities Fund, (the
International Opportunities Fund), Wasatch
Micro Cap Fund (the Micro Cap Fund),
Wasatch Micro Cap Value Fund (the Micro Cap
Value Fund), Wasatch Small Cap Growth Fund
(the Small Cap Growth Fund), Wasatch Small
Cap Value Fund (the Small Cap Value Fund),
Wasatch Strategic Income Fund (the Strategic
Income Fund), Wasatch Ultra Growth Fund (the
Ultra Growth Fund), the U.S. Treasury Fund, the Income Fund, Wasatch-1st Source Income
Equity Fund (the Income Equity Fund) and
Wasatch-1st Source Long/Short Fund (the Long/
Short Fund) (each a Fund and collectively, the Funds) would be reorganized as separate series of Wasatch Funds Trust, a newly-created Massachusetts business trust (the Trust) and the liquidation and dissolution of the Funds and the Company.
At the February 11, 2010 Shareholder Meeting, the shareholders of each Fund approved the election of Directors. At that time, the Shareholder Meeting was adjourned and scheduled to reconvene on March 11, 2010 to allow further time to gather shareholder votes on the other proposals.
On March 11, 2010, the Shareholder Meeting reconvened.
The shareholders of each Fund approved the new Advisory and Service Contract with the Advisor. The shareholders of the U.S. Treasury Fund approved the new Sub-Advisory
Agreement with HIMCO. The shareholders of the Income
Fund approved the new Sub-Advisory Agreement with 1st
Source. In addition, the shareholders of the Funds of the Company approved the reorganization of the Company from a Minnesota corporation to a Massachusetts business trust pursuant to the Reorganization Agreement. The Reorganization was effective as of the close of business on March 31, 2010.
The results of the votes are as set forth below.
Proposal 1
Affirmative Against Abstain Total
James U. Jensen 405,954,645 0 13,471,464 419,426,109
William R.
Swinyard 405,846,801 0 13,579,307 419,426,108
D. James Croft 405,787,730 0 13,638,379 419,426,109
Miriam M.
Allison 405,658,392 0 13,767,717 419,426,109
Samuel S.
Stewart, Jr. 405,750,124 0 13,674,985 419,425,109
Proposal 2
Fund Affirmative Against Abstain Total
Core Growth
Fund 7,597,501 233,923 233,190 8,064,614
Emerging
Markets Small
Cap Fund 26,503,689 683,168 469,451 27,656,308
Global
Opportunities
Fund 26,488,762 202,710 312,725 27,004,197
Global Science &
Technology
Fund 2,959,174 94,016 70,829 3,124,019
Heritage Growth
Fund 4,692,125 141,053 115,114 4,948,292
Heritage Value
Fund 321,365 5,968 1,345 328,678
International
Growth Fund 6,642,811 260,051 193,567 7,096,429
International
Opportunities
Fund 28,529,922 551,033 500,212 29,581,167
Micro Cap Fund 42,326,200 1,307,373 1,068,337 44,701,910
Micro Cap Value
Fund 32,965,456 880,158 654,856 34,500,470
Small Cap
Growth Fund 17,993,079 552,341 362,421 18,907,841
Small Cap Value
Fund 48,983,138 1,241,926 1,019,041 51,244,105
Strategic Income
Fund 1,866,208 33,408 10,907 1,910,523
Ultra Growth
Fund 4,168,438 113,461 86,601 4,368,500
U.S. Treasury
Fund 4,910,255 150,319 206,607 5,267,181
Income Fund 6,820,833 150,887 240,888 7,212,608
Income Equity
Fund 61,184,309 1,319,897 1,510,578 64,014,784
Long/Short Fund 8,799,059 72,161 154,150 9,025,370
Proposal 3
Affirmative Against Abstain Total
4,915,956 151,079 200,149 5,267,184
Proposal 4
Affirmative Against Abstain Total
6,660,700 323,929 227,980 7,212,609
Proposal 5
Fund Affirmative Against Abstain Total
Core Growth
Fund 7,063,840 722,738 278,037 8,064,615
Emerging
Markets Small
Cap Fund 25,587,148 1,480,308 588,854 27,656,310
Global
Opportunities
Fund 23,555,840 3,072,618 375,738 27,004,196
Global Science &
Technology
Fund 2,855,553 140,258 128,207 3,124,018
Heritage Growth
Fund 4,586,209 234,316 127,769 4,948,294
Heritage Value
Fund 320,183 6,929 1,566 328,678
International
Growth Fund 6,361,878 481,386 253,163 7,096,427
International
Opportunities
Fund 28,107,602 893,785 579,780 29,581,167
Micro Cap Fund 41,451,562 1,968,519 1,281,827 44,701,908
Micro Cap Value
Fund 32,035,784 1,497,087 967,598 34,500,469
Small Cap
Growth Fund 14,903,920 3,561,587 442,330 18,907,837
Small Cap Value
Fund 44,883,530 5,042,428 1,318,147 51,244,105
Strategic Income
Fund 1,849,099 50,251 11,174 1,910,524
Ultra Growth
Fund 4,082,744 165,542 120,213 4,368,499
U.S. Treasury
Fund 4,857,861 193,776 215,547 5,267,184
Income Fund 6,661,070 306,322 245,217 7,212,609
Income Equity
Fund 60,212,662 1,877,566 1,924,554 64,014,782
Long/Short Fund 8,752,576 101,638 171,155 9,025,369